EXHIBIT 99.1

                  SERVICE CORPORATION INTERNATIONAL TO ACQUIRE
                ALDERWOODS GROUP, INC. COMBINING THE TWO PREMIER
            FUNERAL AND CEMETERY SERVICES PROVIDERS IN NORTH AMERICA

   EXPECTED TO GENERATE $60 - $70 MILLION IN COST SAVINGS AND PROVIDE BROADER
              PLATFORM FOR SCI'S PRODUCT AND MARKETING STRATEGIES

    EXPECTED TO BE IMMEDIATELY ACCRETIVE TO SCI'S CASH FLOW AND ACCRETIVE TO
                           EARNINGS PER SHARE IN 2007

           TRANSACTION BUILDS ON BOTH COMPANIES' OPERATING EXCELLENCE
                            AND COMMUNITY COMMITMENT

HOUSTON, TX and CINCINNATI, OH, April 3, 2006 - Service Corporation International (NYSE: SCI) ("the Company") and Alderwoods Group, Inc. (NASDAQ:
AWGI) today announced that the Boards of Directors of both companies have approved a definitive agreement under which SCI will acquire all of the outstanding shares of Alderwoods for $20.00 per share in cash. The transaction is valued at $856 million. In addition, approximately $374 million of Alderwoods debt will remain outstanding or be refinanced.

This transaction combines two of the leading providers of funeral and cemetery services in North America. With Alderwoods, SCI would have revenues of approximately $2.5 billion (based on 2005 financial results), and an expanded geographic footprint which would include a network of 1,712 funeral homes and 490 cemeteries (of which 243 are combination funeral homes and cemeteries) in 48 states, eight Canadian provinces and Puerto Rico.

"This is the right transaction at the right time and is consistent with our objectives to expand scale and scope, and our focus on disciplined growth initiatives that generate increased revenues, profitability and cash flow margins," said Tom Ryan, Service Corporation International's President and Chief Executive Officer. "In recent years, we have strengthened our balance sheet, lowered our cost structure, introduced more efficient systems and processes, and redirected our management team to provide a new foundation for growth. This transaction will provide us with the ability to serve a number of new, complementary areas, while enabling us to capitalize on significant synergies and operating efficiencies. Together with Alderwoods, we will further enhance our operating expertise and customer, product and marketing strategies across an expanded geographic footprint."

Paul A. Houston, President and Chief Executive Officer of Alderwoods Group, Inc., said: "During the past few years, we have restructured our company to create a more efficient operating structure, introduce innovative products and services, reduce debt and improve Alderwoods's financial flexibility. Today's announcement is consistent with our objective of maximizing shareholder value. In addition, we expect our employees to benefit from being part of a larger, more diversified organization that is equally dedicated to their success."

Robert L. Waltrip, Chairman of Service Corporation International, said:
"Alderwoods is an ideal strategic partner for us, and this combination positions SCI for continued growth and leadership in the highly fragmented industry in which we operate. From an industry perspective, both SCI and Alderwoods have a strong reputation for providing families with professional and compassionate service. We look forward to building on this shared commitment and intend to maintain the strong personal relationships that have been developed over the years in the many

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communities we serve throughout the United States, Canada and Puerto Rico. On behalf of SCI, we look forward to working with the employees of Alderwoods to grow our business."

BENEFITS OF THE TRANSACTION

o ONGOING COST SAVING SYNERGIES. Excluding one-time costs of approximately $60 million, the transaction is expected to generate annual pre-tax cost savings of approximately $60-$70 million within 12 to 18 months after closing. Savings are expected to come largely from shared corporate and administrative areas and rationalizing duplicative expenses for information technology, legal and back-office functions. Significant workforce reductions at the operating level are not expected.

o SIGNIFICANT CASH FLOWS AND FINANCIAL FLEXIBILITY. Both SCI and Alderwoods benefit from strong operating cash flows. After one-time implementation costs and the full realization of synergies, the Company expects annualized cash flow from operations to total approximately $400 million, excluding insurance segment cash flow. This compares with SCI's current cash flow expected in 2006 of $295-$315 million. The Company expects to maintain a balanced approach of investing in its business and returning capital to shareholders while also supporting a prudent capital structure.

o ACCRETIVE TO CASH FLOW AND EARNINGS. SCI expects the transaction to be immediately accretive to the Company's cash flow, excluding one-time implementation costs. The Company also expects that within the first 12 to 24 months after closing, the transaction will be accretive to earnings per share, excluding one-time implementation costs.

o EXPANDED GEOGRAPHIC FOOTPRINT IN NEW, COMPLEMENTARY AREAS. With Alderwoods, SCI will serve many new areas throughout the U.S., Canada and Puerto Rico, providing the Company with a larger platform from which to implement its multi-brand strategy, featuring its Dignity Memorial(R) network. Additionally, an expanded geographic footprint will offer customers enhanced transferability of preneed funeral and cemetery needs.

o CUSTOMER STRATEGY. SCI is transitioning from the industry's traditional one-size-fits-all approach to a flexible operating and marketing strategy that recognizes customers' personal needs and preferences. With the addition of Alderwoods, the Company will have a broader platform upon which to accelerate its product and marketing strategies. By utilizing the best practices and processes of both companies, SCI believes it can achieve even higher levels of customer satisfaction and loyalty.

FINANCING

SCI currently has $470 million in cash on its balance sheet; the Company intends to fund the transaction in all cash. SCI has received a commitment letter from JPMorgan for an $850 million bridge facility. The Company also believes it has access to a number of debt capital markets and will determine an optimal funding structure prior to the close of the transaction.

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DIVIDEND POLICY AND SHARE REPURCHASE PROGRAM

It is currently anticipated that SCI will continue its regular quarterly cash dividends. However, declarations of dividends are determined by the Board of Directors each quarter after its review of the Company's financial performance.

Since August 2004, SCI has repurchased 47.7 million of its shares at an average price of $7.03, for a total of $335.4 million. SCI currently has an additional $64.6 million previously authorized by the Board under its existing share repurchase program.

APPROVALS AND PATH TO CLOSING

The transaction is subject to approval by the shareholders of Alderwoods and the satisfaction of customary closing conditions and regulatory approvals, including expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The transaction is expected to close by the end of the 2006 calendar year and is not subject to any financing conditions.

ADVISORS

In connection with the transaction, JPMorgan is acting as financial advisor to SCI and Wachtell, Lipton, Rosen & Katz is serving as its legal counsel. Bear Stearns & Co. Inc. provided a fairness opinion to Alderwoods and is acting as its financial advisor, and Jones Day is serving as its legal counsel.

ANALYST/INVESTOR CONFERENCE CALL AND WEBCAST

SCI will hold a conference call and webcast today at 10 a.m. Eastern Time / 9 a.m. Central Time to discuss this morning's announcement. Presentation materials can be accessed through the SCI website at http://www.sci-corp.com. To participate in the call, dial 866-425-6195, conference code 7228099. International callers should dial 973-935-2981. The call will also be simultaneously webcast on the Company's website at http://www.sci-corp.com.

A replay of the conference call will be available through April 10, 2006 and can be accessed at 877-519-4471 with the confirmation code of 7228099. Additionally, a replay of the conference call will be available on SCI's website for approximately ninety days on the Investors page under the subheading "Conference Calls" at http://www.sci-corp.com/ConfCalls.html. This press release will also be available on SCI's website on the Investor Relations page under the subheading "News" at http://www.sci-corp.com/InvestorsMenu.html.

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ABOUT SERVICE CORPORATION INTERNATIONAL

Service Corporation International, headquartered in Houston, Texas, is the leading provider of funeral and cemetery services in the world. The Company has an extensive network of businesses including 1,058 funeral service locations and 358 cemeteries in North America as of December 31, 2005. For more information about Service Corporation International, please visit http://www.sci-corp.com.

ABOUT ALDERWOODS GROUP, INC.

Alderwoods Group, Inc. is the second largest operator of funeral homes and cemeteries in North America, based upon total revenue and number of locations. As of December 31, 2005, Alderwoods operated 594 funeral homes, 72 cemeteries and 60 combination funeral home and cemetery locations throughout North America. Alderwoods provides funeral and cemetery services and products on both an at-need and pre-need basis. In support of the pre-need business, Alderwoods operates insurance subsidiaries that provide customers with a funding mechanism for the pre-arrangement of funerals. For more information about Alderwoods, please visit http://www.alderwoods.com.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Forward-Looking Statements

Information set forth in this release contains forward-looking statements, which involve a number of risks and uncertainties. Service Corporation International ("SCI") and Alderwoods Group, Inc. ("Alderwoods") caution readers that any forward-looking information is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking information. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving SCI and Alderwoods, including future financial and operating results, the combined company's plans, objectives, expectations and intentions and other statements that are not historical facts.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain regulatory approvals of the transaction on the proposed terms and schedule; the failure of Alderwoods stockholders to approve the transaction; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers. Additional factors that may affect future results are contained in SCI's and Alderwoods's filings with the SEC, which are available at the SEC's web site http://www.sec.gov. SCI and Alderwoods disclaim any obligation to update and revise statements contained in these materials based on new information or otherwise.

Additional Information About this Transaction

In connection with the proposed transaction, Alderwoods will file a proxy statement with the SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. You will be able to obtain the proxy statement, as well as other filings containing information about Alderwoods and SCI, free of charge, at the website maintained by the SEC at

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www.sec.gov. Copies of the proxy statement and other filings made by the Company with the SEC can also be obtained, free of charge, by directing a request to Alderwoods Group, Inc., 311 Elm Street, Suite 1000, Cincinnati, Ohio 45202,
Attention: Corporate Secretary. Filings made by SCI with the SEC can also be obtained, free of charge, by directing a request to Service Corporation International, 1929 Allen Parkway, Houston, Texas 77019, Attention: Corporate Secretary.

Participants in the Solicitation

The directors and executive officers of Alderwoods and SCI and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Alderwoods' directors and executive officers is available in its annual proxy statement filed with the SEC on April 5, 2005. Information regarding SCI's directors and executive officers is available in its annual proxy statement filed with the SEC on April 18, 2005. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. Investors should read the proxy statement carefully when it becomes available before making any voting or investment decisions.

SERVICE CORPORATION INTERNATIONAL CONTACTS

Investors:                 Debbie Young - Director / Investor Relations
                           (713) 525-9088

Media:                     Greg Bolton - Director / Corporate Communications
                           (713) 525-5235

                           Steve Frankel/Jamie Moser
                           Joele Frank, Wilkinson Brimmer Katcher
                           (212) 355-4449

ALDERWOODS GROUP, INC. CONTACTS

Investors / Media:         Kenneth A. Sloan - Executive Vice President, Chief
                                              Financial Officer
                           (416) 498-2455


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